EXHIBIT 99.2

                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

        THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT, dated as of January 9, 2004 (this "Agreement"), is entered into by and between BLUEFLY, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each, an "Investor" and, collectively, the "Investors").

                                    RECITALS

        WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, 1,543,209 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company and warrants in the form attached hereto as Exhibit A (the "Warrants"), exercisable to purchase up to an aggregate of 385,801 shares of Common Stock at an exercise price of $3.96 per share of Common Stock, on the terms and subject to the conditions contained herein.

                                    AGREEMENT

        NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
              PURCHASE AND SALE OF THE COMMON STOCK AND THE WARRANT

        SECTION 1.1 Purchase and Sale of the Common Stock. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, the number of Shares set forth opposite such Investor's name in Schedule 1, for a purchase price of $3.24 for one share of Common Stock, resulting in an aggregate purchase price for all Shares sold pursuant to the terms hereof of $5,000,000.00. In connection with such purchase and sale, the Company shall issue to each Investor the number of Warrants set forth opposite such Investor's name in Schedule 1. This Agreement shall not be deemed effective until such time as the entire purchase price (subject to a $10,000 holdback for reimbursement obligations under Section 6.1) is paid to the Company.

        SECTION 1.2 Legal Opinion. Simultaneously with the purchase and sale of the Shares and the Warrants pursuant to Section 1.1, the Company shall cause its counsel to deliver to the Investors a legal opinion in the form agreed to by the Company and the Investors.

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                                   ARTICLE II
            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

        The Company represents and warrants to, and agrees with, the Investors as follows:

        SECTION 2.1 Organization, etc. The Company and its Subsidiary (as defined in Section 2.4(b)) have each been duly formed, and are each validly existing as a corporation in good standing under the laws of the State of their respective States of incorporation, and are each qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company and its Subsidiary taken as a whole (a "Material Adverse Effect"). The Company and its Subsidiary each have the requisite corporate power and authority to own, lease and operate their respective properties and to conduct their respective businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

        SECTION 2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") have been duly authorized by all necessary corporate action on the part of the Company.

        SECTION 2.3 Validity; Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

        SECTION 2.4 Capitalization.

                (a) As of the date hereof, the authorized capital stock of the Company consists of 92,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, $0.01 par value per share, of which 500,000 shares have been designated Series A Convertible Preferred Stock, 9,000,000 shares have been designated Series B Convertible Preferred Stock, 3,500 shares have been designated Series C Convertible Preferred Stock, 7,150 shares have been designated Series D Convertible Preferred Stock and 1,000 shares have been designated Series E Convertible Preferred Stock. Without giving effect to the transactions contemplated by this Agreement, as of December 31, 2003, the issued and outstanding capital stock of the Company consists of (i) approximately 12,894,166 shares of Common Stock, (ii) 460,000 shares of Series A Convertible Preferred Stock, (iii) 8,889,414 shares of Series B Convertible Preferred Stock,
(iv) 1,000 shares of Series C Convertible Preferred Stock, (v) 7,136.548 shares of Series D Convertible Preferred Stock and (vi) 1,000 shares of Series E Convertible Preferred Stock. All such shares of the Company have been

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duly authorized and are fully paid and non-assessable. Except as set forth on
Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company's capital stock.

                (b) The only Subsidiary of the Company is Clothesline Corporation. The Company owns all of the issued and outstanding capital stock of its Subsidiary, free and clear of all liens and encumbrances. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, the Company's Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest. "Subsidiary" means, with respect to the Company, a corporation or other entity of which more than 50% of the voting power of the outstanding voting equity securities or more than 50% of the outstanding economic equity interest are held, directly or indirectly, by the Company.

        SECTION 2.5 Governmental Consents. The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body (including, without limitation, the Nasdaq SmallCap Market and The Boston Stock Exchange), other than (i) periodic and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the listing of the Shares and the Warrant Shares with the Boston Stock Exchange (which the Company covenants and agrees to complete on a timely basis following the Closing), (iii) the filing of a notification with the Nasdaq SmallCap Market with respect to the issuance of the Shares and the Warrants (which the Company covenants and agrees to complete on a timely basis following the Closing) and (iv) as otherwise required to comply with the obligations of the Company under Section 4.1 hereof. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

        SECTION 2.6 No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company or its Subsidiary, (ii) result in a default or breach of, or, except for the approval of the holders of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, and the waiver by the holders of the Company's convertible notes of their conversion rights with respect to the transactions contemplated hereby (all of which have been

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obtained), require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity (including, without limitation, any stockholder or holder of the Company's equity securities) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary or any of their respective assets may be bound (collectively, "Agreements") or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its Subsidiary, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby. The Company is in compliance, in all material respects, with the listing requirements of the Nasdaq SmallCap Market. No material default or breach by the Company or its Subsidiary exists under any material Agreement, other than any such default or breach that could not reasonably be expected to have a Material Adverse Effect.

        SECTION 2.7 Issuances of Securities. The Shares and the Warrants have been validly issued, and, upon payment therefor, will be fully paid and non-assessable. Upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of the Shares and the Warrants as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4. Neither the Company, nor its Subsidiary, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer and/or sale of the Shares, the Warrants and the Warrant Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq SmallCap Market. Neither the Company, nor its Subsidiary, nor any of its affiliates, nor any person acting on its or their behalf, will take any action or steps that would cause the offer and/or sale of the Shares, the Warrants and the Warrant Shares to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Shares, the Warrants and the Warrant Shares. Other than registration statements on Form S-8 relating to the Company's stock option plans, there is no registration statement under the Securities Act currently on file with the Commission, whether effective or pending, with respect to the Company's securities.

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

        SECTION 2.8 Absence of Certain Developments. Since September 30, 2003, there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company and its Subsidiary (taken as a whole) or in the assets, liabilities, properties or business of the Company and its Subsidiary (taken as a whole); (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or its Subsidiary or cancellation of any material debt or claim held by the Company or its Subsidiary; (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured;
(v) acquisition or disposition of any material assets (or any contract or arrangement therefor) or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company or its Subsidiary to take any action of the type specified in clauses (i) through (v).

        SECTION 2.9 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the "Commission") for periods from and after January 1, 2002 (collectively, the "Commission Filings"), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made available to the Investors all of the Commission Filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

        SECTION 2.10 Brokers. Except for Enable Capital LLC ("Enable") and Broadband Capital Management, LLC ("Broadband"), neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or (except for compensation due to Enable and Broadband, for which the Company will be solely responsible) incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

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

                                   ARTICLE III
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTORS

        Each Investor represents and warrants to, and agrees with, the Company, severally but not jointly, as follows:

        SECTION 3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

        SECTION 3.2 Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

        SECTION 3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

        SECTION 3.4 Investment Representations.

                (a) Such Investor acknowledges that the offer and sale of the Shares and the Warrants to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Shares, the Warrants, and any certificate for the Warrant Shares will be imprinted with a legend in substantially the following form:

                "THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

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

                (b) Such Investor is acquiring the Shares, the Warrants and Warrant Shares for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account.

                (c) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own, or together with its advisors, the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

                (d) Such Investor is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. To such Investor's knowledge, neither it, nor any of its principal owners, partners, members, directors or officers is included on: (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals; (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such persons have been identified as terrorists or persons who support terrorism or (iii) any other watch list issued by any governmental authority, including the Commission.

                (e) Such Investor has adequate funds immediately available to satisfy all of its obligations hereunder and shall immediately upon its execution of this Agreement wire in full the aggregate purchase price set forth on Schedule I opposite its name.

                (f) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Shares and the Warrant is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

        SECTION 3.5 Governmental Consents. The execution and delivery by such Investor of this Agreement and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body, except for (to the extent applicable) the filing with the Commission of a Schedule 13D under the Exchange Act with respect to the acquisition by such Investor of the Shares and the Warrants.

        SECTION 3.6 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or

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result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

        SECTION 3.7 Brokers. Neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the parties understand that Enable may have provided services to Enable Growth Partners, LP in connection with the transactions contemplated hereby, but no liability for any brokerage fees, commissions, finder's or other similar fees or expenses has been incurred in connection therewith by the Company or any Investor, other than Enable.

                                   ARTICLE IV
                                    COVENANTS

        SECTION 4.1 Registration Rights.

                (a) The Company shall: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the "Registration Statement") with respect to the offer and sale of the Shares and the Warrant Shares (collectively, the "Registrable Securities") within thirty (30) days of the date hereof; and (ii) use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within ninety (90) days of the date of Closing. Provided that no undisclosed Potential Material Event then exists, the Company shall cause the Registration Statement to be declared effective by the Commission within three business days of receiving notification from the Commission that it is willing to issue a declaration of effectiveness. The Company shall not file any registration statement under the Securities Act (other than a registration statement on Form S-8 relating to Common Stock underlying stock options or a registration statement on Form S-4 relating to securities issued in connection with a merger or acquisition) prior to the filing of the Registration Statement. No securities of the Company other than the Registrable Securities and the securities listed on Schedule 4.1(a) hereof shall be included in the Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement until the earliest to occur of the following (the "Registration Termination Date"): (i) all of the Registrable Securities have been disposed of by the Investors pursuant to the Registration Statement; or
(ii) (A) the Shares can be resold pursuant to clause (k) of Rule 144, promulgated under the Securities Act, or any similar provisions then in effect ("Rule 144"), or can otherwise be resold pursuant to Rule 144 at any time regardless of the volume restrictions of clause (e) of Rule 144 and (B) the Warrant Shares can be resold pursuant to Rule 144 (including, without limitation,

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

in connection with a cashless exercise of the Warrants in accordance with the terms thereof) or are otherwise freely-tradable without registration.

                (b) The Investors will promptly furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof. Each Investor hereby represents and warrants, severally but not jointly, that all such information furnished by it shall be true, accurate and complete. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to include the Registrable Securities of an Investor in the Registration Statement in the event that such Investor breaches any of the representations, warranties or covenants contained in this Section 4.1(b), or such Investor's inclusion in the Registration Statement causes the Commission to delay the effectiveness of the Registration Statement, and such breach or delay could reasonably be expected to cause the Company to incur Liquidated Damages (as hereinafter defined). Any such Investor whose Registrable Securities are not included in the Registration Statement pursuant to the foregoing shall hereinafter be referred to as a "Breaching Investor."

                (c) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined below), no Investor shall offer or sell any of the Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (such period of time hereinafter referred to as a "Blackout Period"). As used herein, "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. No Blackout Period shall exceed thirty consecutive days, and there shall be no more than 45 days during any calendar year in which a Blackout Period is in effect. Any period of time during which a Blackout Period is in effect in excess of the limitations set forth in the preceding sentence is hereinafter referred to as a "Non-Permissible Blackout Period."

                (d)     [INTENTIONALLY OMITTED.]

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

                (e) All registration and filing fees, fees and expenses of compliance with securities laws, printing expenses and all independent certified public accountants fees and expenses of counsel to the Company and other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay any fees or expenses of brokers, underwriters, or (except as set forth in Section 6.1) counsel or others retained by any of the Investors in connection with the sale, or potential sale, of the Registrable Securities.

                (f) The Company agrees to indemnify, to the fullest extent permitted by law, the Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss (as hereinafter defined) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as the same are caused by or contained in any information furnished by an Investor pursuant to Section 4.1(b) or (ii) insofar as the same are caused by a failure by an Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Each Investor agrees to indemnify, to the fullest extent permitted by law, the Company, the other Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (i) insofar as the same are caused by or contained in any information furnished by indemnifying Investor pursuant to Section 4.1(b) or (ii) insofar as the same are caused by a failure by the indemnifying Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Any indemnity obligation arising under this Section 4.1 shall be governed by the provisions of Section 5.2. Notwithstanding the foregoing, the liability of any Investor under this Section 4.1(f) shall not exceed the proceeds received by such Investor in connection with any sale of the Shares and the Warrant Shares.

                (g) In the event that the Registration Statement is not filed within 30 days from the Closing Date (the "Filing Deadline"), then the Company shall be obligated to pay to the Investors (other than the Breaching Investors) liquidated damages (the "Filing Liquidated Damages") equal to (i) 0.0333% of the aggregate purchase price for each day during the period beginning on the day after the Filing Deadline and ending on the earlier of (A) the date the Registration Statement is filed and (B) the 60th day after the Closing Date, plus (ii) 0.0667% of the aggregate purchase price for each day during the period beginning on the 61st day after the Closing Date and ending on the earlier of
(A) the date the Registration Statement is filed and (B) the Effectiveness Deadline (as hereinafter defined).

                (h) In the event that the Registration Statement has not been declared effective within 90 days from the Closing Date (the "Effectiveness Deadline"), then the Company shall be

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

obligated to pay to the Investors (other than the Breaching Investors) liquidated damages (the "Effectiveness Liquidated Damages") equal to (i) 0.0333% of the aggregate purchase price for each day (or, in the event that the Registration Statement was not filed on or before the 61st day after the Closing Date, 0.0667% for each day prior to the filing of the Registration Statement) during the period beginning on the day after the Effectiveness Deadline and ending on the earlier of (A) the date that the Registration Statement is declared effective and (B) the 150th day after the Closing, plus (iv) 0.0067% of the aggregate purchase price for each day during the period beginning on the 151st day after the Closing and ending on the earlier of (A) the date that the Registration Statement is declared effective and (B) the Registration Termination Date.

                (i) In the event that any Non-Permissible Blackout Period occurs, the Company shall be obligated to pay to the Investors liquidated damages (the "Blackout Liquidated Damages," and, together with the Filing Liquidated Damages and the Effectiveness Liquidated Damages, the "Liquidated Damages") equal to 0.0333% of the aggregate purchase price for each day during such Non-Permissible Blackout Period, provided that, at such time as the aggregate number of days in all Non-Permissible Blackout Periods exceeds thirty, the Blackout Liquidated Damages shall thereafter be paid at the rate of 0.0667% per day.

                (j) If the Company is required to pay any Liquidated Damages, it shall pay to each Investor a pro-rata share based on the allocations in Schedule I. All such amounts shall be paid within 10 days of the receipt by the Company of a written notice from the Investors indicating that such amounts are due, provided that Investors shall not provide more than one such written notice in any 30-day period. Other than the Investors' rights to specific performance under Section 6.11, the Liquidated Damages shall constitute the sole and exclusive remedy of the Investors for a breach by the Company of its obligations under this Section 4.1.

                (k) The Company shall furnish to the Investors such number of conformed copies of the Registration Statement and the prospectus included therein, in conformity with the requirements of the Securities Act, that the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

                (l) In connection with any sale of Registrable Securities pursuant to the Registration Statement, in lieu of delivering physical certificates representing the Registrable Securities, if the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of an Investor, so long as the certificates therefore are not required to bear a legend, the Company shall cause its transfer agent to electronically transmit the Registrable Securities by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission system within three (3) business days of such request.

                                    ARTICLE V
                            SURVIVAL; INDEMNIFICATION

        SECTION 5.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

                (a) Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (hereinafter a "Loss"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding anything to the contrary otherwise contained herein: (i) no party's obligations under this
Article V shall include any obligation to compensate for punitive damages; (ii) the liability of any Investor under this Section 5.1 shall not exceed the proceeds received by such Investor in connection with any sale of the Shares and the Warrant Shares; and (iii) the liability of the Company under this Section
5.1 shall not exceed the sum of (A) 125% of the Purchase Price, increased to 150% of the Purchase Price on the first anniversary of the date hereof, and (B) any reasonable attorneys' fees and expenses incurred in connection with such Loss.

        SECTION 5.2 Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article V with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article V ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article V except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article V. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying

Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

                                   ARTICLE VI
                                  MISCELLANEOUS

        SECTION 6.1 Expenses. The Company shall reimburse Investors for up to $30,000 of reasonable legal expenses incurred in connection with the negotiation of this Agreement and the review of the Registration Statement, subject to the receipt of appropriate supporting documentation and the receipt of all amounts owed by the Investors hereunder. Except as provided above, all costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

        SECTION 6.2 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties' respective rights and obligations hereunder. Subject to the foregoing, the Company and the Investors shall use commercially reasonable efforts to issue an agreed-upon press release regarding the transactions contemplated hereby within two (2) business days of the Closing.

        SECTION 6.3 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

        SECTION 6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that the Shares, the Warrants and the Warrant Shares may be transferred pursuant to the Registration Statement or in accordance with the legend set forth in Section 3.4(a). This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

        SECTION 6.5 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

        SECTION 6.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

        SECTION 6.7 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:         Bluefly, Inc.
                    42 West 39th Street, 9th Floor
                    New York, New York 10018
                    Fax: (212) 354-3400
                    Attn: Patrick C. Barry - CFO/COO

                    With a copy to:

                    Swidler Berlin Shereff Friedman, LLP
                    405 Lexington Avenue
                    New York, New York 10174
                    Fax: (212) 891-9598
                    Attn: Richard A. Goldberg, Esq.

To the Investors:   To the addresses set forth on Schedule 1.

                    With a copy to:

                    Grushko & Mittman, P.C.
                    551 Fifth Avenue, Suite 1601
                    New York, New York 10176
                    Fax: (212) 697-3575
                    Attn: Barbara Mittman

        SECTION 6.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        SECTION 6.9 Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the City of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        SECTION 6.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

        SECTION 6.11 Specific Performance. Each of the parties hereto, in addition to being entitled to exercise all of its rights hereunder, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                            [Signature page follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

                                                 BLUEFLY, INC.

                                                 By: /s/ Patrick C. Barry
                                                     ---------------------------
                                                     Name: Patrick C. Barry
                                                     Title: COO and CFO

                                                 LONGVIEW FUND, LP

                                                 By: /s/ S. Michael Rudolph
                                                     ---------------------------
                                                     Name: S. Michael Rudolph
                                                     Title: Managing Member and
                                                            COO Viking Asset
                                                            Management, LLC
                                                            as General Partner
                                                            to Longview Fund, LP

                                                 LONGVIEW EQUITY FUND, LP

                                                 By: /s/ Wayne H. Coleson
                                                     ---------------------------
                                                     Name: Wayne H. Coleson
                                                     Title: Investment Manager

                                                 LONGVIEW INTERNATIONAL EQUITY
                                                 FUND, LP

                                                 By: /s/ Wayne H. Coleson
                                                     ---------------------------
                                                     Name: Wayne H. Coleson
                                                     Title: Investment Manager

                                                 ALPHA CAPITAL AKTIENGESELLSCHFT

                                                 By: /s/ Konrad Ackerman
                                                     ---------------------------
                                                     Name: Konrad Ackerman
                                                     Title: Director

                                                 GAMMA OPPORTUNITY CAPITAL
                                                 PARTNERS, LP

                                                 By: /s/ Christopher Rossman
                                                     ---------------------------
                                                     Name: Christopher Rossman
                                                     Title: Managing Director

                                                 ENABLE GROWTH PARTNERS, LP

                                                 By: /s/ Mitch Levine
                                                     ---------------------------
                                                     Name: Mitch Levine
                                                     Title: Managing Partner

                                                 GENESIS MICROCAP, INC.

                                                 By: /s/ Lawrence Gibbons
                                                     ---------------------------
                                                     Name: Lawrence Gibbons
                                                     Title:

                                                 BARUCHA LLC

                                                 By: /s/ Caroline Birnbaum
                                                     ---------------------------
                                                     Name: Caroline Birnbaum
                                                     Title: TTEE

                                                 J.M. HULL ASSOCIATES, L.P.

                                                 By: /s/ James Mitchell Hull
                                                     ---------------------------
                                                     Name: James Mitchell Hull
                                                     Title: General Partner

                                   SCHEDULE 1

                   INVESTORS AND SHARE AND WARRANT ALLOCATIONS

                                                                           AGGREGATE
                                         SHARES      PURCHASE   WARRANTS   PURCHASE
NAME AND ADDRESS OF INVESTOR             PURCHASED   PRICE      ISSUED     PRICE
--------------------------------------   ---------   --------   --------   -----------
Longview Fund, LP                          308,642   $   3.24     77,160   $ 1,000,000

1325 Howard Avenue #422
Burlingame, CA 94010
Attn: S. Michael Rudolph
Fax: (650) 343-2506

Longview Equity Fund, LP                   617,284   $   3.24    154,321   $ 2,000,000

25 Longview Ct.
Hillsborough, CA 94010
Attn: S. Michael Rudolph
Fax: (650) 343-2506

Longview International Equity Fund, LP     277,778   $   3.24     69,444   $   900,000

25 Longview Ct.
Hillsborough, CA 94010
Attn: S. Michael Rudolph
Fax: (650) 343-2506

Alpha Capital Aktiengesellscft             123,457   $   3.24     30,864   $   400,000

Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Attn: Konrad Ackerman
Fax: 011-42-32323196

Gamma Opportunity Capital Partners, LP      61,728   $   3.24     15,432   $   200,000

British Colonial Centre of Commerce
One Bay Street, Suite 401
Nassau (NP), The Bahamas
Attn: C. Rossman
Fax: (242) 322-6657

Enable Growth Partners, LP                  46,296   $   3.24     11,574   $   150,000

One Sansome Street, Suite 2900
San Francisco, CA 94104
Attn: Mitch Levine
Fax: (415) 835-3843

Genesis Microcap Inc.                       54,012   $   3.24     13,503   $   175,000

483 Green Lanes
London N13 4BS, England
Attn: Lawrence S. Gibbons
Fax: 011-087-0127-5687

Barucha LLC                                 23,148   $   3.24      5,787   $    75,000

25 Rosalind Place
Lawrence, New York 11559
Attn: Shaya Hirsch
Fax: (718) 435-7164

J.M. Hull Associates, L.P.                  30,864   $   3.24      7,716   $   100,000

78 Forest Avenue
Locust Valley, New York 11560
Attn: James Mitchell Hull
Fax: (516) 977-3058

                                  SCHEDULE 2.4

                                 CAPITALIZATION

        As of the date hereof (except as otherwise provided below), but without giving effect to the transactions contemplated by this Agreement, the following equity securities are outstanding and convertible into, or exercisable for shares of Common Stock:

        1. 460,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") are issued and outstanding. The Series A Stock is convertible into 3,931,623 shares of Common Stock.

        2. 8,889,414 shares of Series B Convertible Preferred Stock (the "Series B Stock") are issued and outstanding. The Series B Stock is convertible into 27,370,037 shares of Common Stock.

        3. Warrants to purchase an aggregate of 1,319,144 shares of Common Stock are issued and outstanding.

        4. Options issued to purchase approximately 8,479,370 shares of Common Stock are issued and outstanding under the Company's 1997 Stock Option Plan, as amended, and 2000 Stock Option Plan, as amended.

        5. 1,000 shares of Series C Convertible Preferred Stock (the "Series C Stock") are issued and outstanding. The Series C Stock is convertible into 1,315,788 shares of Common Stock.

        6. 7,136.548 shares of Series D Convertible Preferred Stock (the "Series D Stock") are issued and outstanding. The Series D Stock is convertible into 9,390,194 shares of Common Stock.

        7. 1,000 shares of Series E Convertible Preferred Stock (the "Series E Stock") are issued and outstanding. The Series E Stock is convertible into 1,315,788 shares of Common Stock.

        8. Convertible Promissory Notes, dated July 16, 2003, in the aggregate principal amount of $2,000,000 (the "July Notes"). The July Notes are convertible into Subsequent Round Securities (as defined therein).

        9. Convertible Promissory Notes, dated October 17, 2003, in the aggregate principal amount of $2,000,000 (the "October Notes"). The July Notes are convertible into Subsequent Round Securities (as defined therein).

                                 SCHEDULE 4.1(A)

                         SECURITIES THAT MAY BE INCLUDED
                          IN THE REGISTRATION STATEMENT

        1. Up to 1,500,000 shares of Common Stock beneficially owned by Quantum Industrial Partners LDC and SFM Domestic Investments LLC.

        2. 37,500 shares of Common Stock issuable upon the exercise of a stock option granted to The Wall Street Group, Inc.

        3. 300,000 shares of Common Stock issuable upon the exercise of warrants granted to Ashley Reed Trading.

                                                                       EXHIBIT A

THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

                                                                  WARRANT NO. __

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.

          THIS IS TO CERTIFY THAT [_________________] [INSERT NAME OF INVESTOR], or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a Delaware corporation (the "Company"), [_________] [25% OF THE NUMBER OF SHARES OF COMMON STOCK PURCHASED] (the "Number Issuable"), fully paid, duly authorized and non-assessable shares of Common Stock at a price per share equal to $3.96, (the "Exercise Price"), at any time, in whole or in part, on or after January 9, 2004 (the "Effective Date") through 5:00 PM New York City time, on January 8, 2009 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants").

          The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock that would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and
(ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 9.99%. The restriction described in this paragraph may be revoked upon and effective after sixty-one (61) days prior notice from the Holder to the Company.

          The Number Issuable and the Exercise Price are subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

          This Warrant is being issued pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of January 9, 2004, by and among the Company and the Investors listed on Schedule I thereto (the "Purchase Agreement") Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

          Section 1. Exercise of Warrants.

                 (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the Effective Date and on or prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this
Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by (x) cash, or (y) certified or official bank check payable to the order of the Company. The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation." In the event that, at any time after the one year anniversary of the Closing Date, the Registration Statement is not effective, the Holder may, in lieu of payment of the Exercise Price in cash, make such payment by way of a "cashless exercise" through the written election of the Holder to have withheld by the Company from the shares of Common Stock otherwise deliverable upon exercise, Common Stock having an aggregate Market Price on the date of exercise equal to the Exercise Price.

                 (b) As promptly as practicable, and in any event within three
(3) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of

Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. In lieu of delivering physical certificates pursuant to clause (A) above, if the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program and the certificates therefore are not required to bear a legend, the Company shall cause its transfer agent to electronically transmit such shares of Common Stock by crediting the account of the Investor's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

                 (c) The Company shall pay all expenses incurred by it in connection with taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

                 (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

          Section 2. Certain Adjustments.

                 (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                       (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its Capital Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of Capital Stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of Capital Stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

                       (ii) Extraordinary Distributions. If at any time after the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (B) dividends payable in shares of Capital Stock for which adjustment is made under Section 2(a)(i), or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebted-ness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

                       (iii) Reorganization, etc. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall thereafter have the right to receive only the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

                       (iv) Carryover. Notwithstanding any other provision of this Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                       (v) Exercise Price Adjustment. Whenever the Number Issuable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

                       (vi) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

          Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to all holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii), (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii) or (iii) a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company that may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

          Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

          Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company, to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

          Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

          Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

          Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

          Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

          Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, any rights, warrants or options to purchase such Person's capital stock.

          "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is listed on a national securities exchange, the Closing Price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security, the last trading price of the Common Stock on such date; (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors of the Company, which shall be deemed to be "Fair Market Value".

          "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

                           [Signature page to follow.]

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 9th day of January, 2004.

                                                     BLUEFLY, INC.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                            [Form of Assignment Form]

                  [To be executed upon assignment of Warrants]

                The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is ______________________________, and irrevocably appoints ________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                        Signature:


                                        -------------------------------

                                        Signature Guarantee:


                                        --------------------------------

Date: _________________